UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2022

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares (without par value)	CAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2022, the Board of Directors of Cardinal Health, Inc. (the “Company”) elected Aaron E. Alt, 51, as Chief Financial Officer (“CFO”) of the Company, effective February 10, 2023. Mr. Alt will succeed Patricia M. English, who will continue to serve as interim CFO until February 10, 2023.

Mr. Alt has served as Executive Vice President and Chief Financial Officer of Sysco Corporation, a foodservice distribution company, since December 2020. Prior to that, Mr. Alt served as Senior Vice President and Chief Financial Officer of Sally Beauty Holdings, Inc., an international specialty retailer and distributor of professional beauty supplies, and President of Sally Beauty Supply from October 2018 to November 2020. Prior to that, Mr. Alt was Sally Beauty Holdings' Senior Vice President, Chief Financial Officer, and Chief Administrative Officer from May 2018 to October 2018. Prior to joining Sally Beauty Holdings, Mr. Alt held various senior operational and financial roles at Target Corporation, a general merchandise retailer, including Senior Vice President, Operations from March 2017 to May 2018. Prior to joining Target, Mr. Alt held several senior level positions with Sara Lee Corporation and was a partner at the law firm of Kirkland & Ellis in London.

Pursuant to the terms of Mr. Alt's offer letter with the Company, he will receive an annual base salary at the rate of $825,000, a target annual bonus at 110% of his salary, and target long-term incentive awards of $3,500,000. To address compensation forfeited at his former employer, Mr. Alt will receive (i) a cash sign-on bonus of $1,000,000, (ii) an initial grant of performance share units with a grant value of $2,500,000 that are eligible to vest based on performance over a three-year performance period, and (iii) an initial grant of time-vesting restricted shares units with a grant value of $1,000,000 that vest ratably over three years. He will also receive a $250,000 lump sum payment for relocation in lieu of eligibility for the Company's executive relocation program. A copy of the offer letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the description above is qualified in its entirety by reference thereto. For more information regarding the Company’s annual bonus and long-term incentive award programs, see the Company’s Definitive Proxy Statement for the 2022 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on September 28, 2022.

The Company also entered into its standard form of executive Confidentiality and Business Protection Agreement with Mr. Alt, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 7.01. Regulation FD

The Company issued a news release on December 19, 2022 announcing the appointment of Mr. Alt as CFO, which is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer Letter
10.2	Confidentiality and Business Protection Agreement
99.1	News release furnished with this Form 8-K
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: December 19, 2022	By:	/s/ Jessica L. Mayer
Name: Jessica L. Mayer
Title: Chief Legal and Compliance Officer

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